Exhibit 99.1

Scientific Games Announces Fourth Quarter and Year End 2011 Results

Fourth Quarter Revenue Increased 13%

Performance Driven by Growth Across All Segments

NEW YORK, February 28, 2012 - Scientific Games Corporation (Nasdaq: SGMS) today announced results for the fourth quarter and year ended December 31, 2011.

Summary Financial Results

($ in millions, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010
Revenue	$239.1	$212.1	$878.7	$882.5
Revenue excl. Racing Business	239.1	210.9	878.7	798.7
Operating income / (loss)	19.2	(11.0)	83.8	58.7
Attributable EBITDA	80.3	77.7	327.5	314.9

Net loss	(8.5)	(158.4)	(12.6)	(149.2)
Net loss per share	($0.09)	($1.74)	($0.14)	($1.61)

Total capital expenditures	23.5	30.2	91.9	108.7
Free cash flow	(5.1)	(2.9)	79.2	61.9

Revenue excluding Racing Business, attributable EBITDA and free cash flow as used herein are non-GAAP financial measures defined below under “Non-GAAP Financial Measures” and reconciled to GAAP financial measures in the accompanying tables.

The 2010 results reported in this press release include the results of operations of the Company’s racing and venue management businesses (the “Racing Business”), which the Company sold on October 5, 2010. See the financial tables at the end of this release for a reconciliation of both the Company’s results and the Gaming segment’s results to the respective results excluding the Racing Business for the 2010 periods.

Business Highlights

▪	Scientific Games’ U.S. instant ticket and lottery systems customers’ retail sales increased 8.5% and 2.7%, respectively, in the fourth quarter of 2011 compared to the prior-year period, and increased 6.5% and 0.1%, respectively, in the full-year 2011 compared to the prior-year period, based on third-party data
▪	China Sports Lottery instant ticket retail sales increased 15.7% in the fourth quarter of 2011 versus the prior-year period; full-year 2011 sales reached a record level of approximately 20 billion RMB, a 21.4% increase over 2010 sales
▪	Italian instant ticket retail sales were flat in the fourth quarter of 2011 compared to the prior-year period; full-year 2011 sales reached €10.2 billion, an 8.4% increase over 2010 sales
▪	Global Draw’s U.K. total gross win and gross win per machine per day increased approximately 71.0% and 8.3%, respectively, in the fourth quarter of 2011 versus the prior-year period, and increased 52.6% and 6.7% respectively, in the full-year 2011 versus the prior-year period
▪	The Company signed a contract with the Illinois Gaming Board to provide a management and central communication system to operate up to 60,000 terminals for six years, with options for four one-year extensions
▪	Illinois Lottery instant ticket sales increased approximately 26% for the first six months of the lottery’s fiscal year ending June 30, 2012, which coincides with the operation of the Northstar private management agreement
▪	The price for a Powerball® ticket increased from $1 to $2 starting on January 15, 2012; the first jackpot won following the price increase was $336 million, representing the third largest Powerball jackpot and the sixth largest U.S. lottery jackpot in history

"This is a truly exciting time for the lottery and gaming industries, and of course, for Scientific Games," Chairman and Chief Executive Officer A. Lorne Weil commented. "We are pursuing a number of growth initiatives, including lottery privatization and other outsourcing models, and expansion of our international lottery and gaming businesses. Also, we believe the Department of Justice’s recent opinion on the legality of in-state lottery sales over the internet could provide substantial growth opportunities for the industry in the years to come. We are presently in discussions with our U.S. customers to help them evaluate how best to exploit this potential new channel for distribution, while continuing to drive growth in traditional brick and mortar channels. Simultaneously, we are expanding our portfolio of internet solutions and content to better meet our customers’ needs."

Jeffrey S. Lipkin, Senior Vice President and Chief Financial Officer, added, "We’re pleased that our business continued to perform well across all segments, and that our revenue has grown both sequentially and year-over-year in each quarter of 2011. While the acquisition of Barcrest and our ongoing investments in our growth initiatives impacted our profitability this quarter, we anticipate capitalizing on these investments in 2012 and beyond as we expect various business development initiatives to come to fruition and we realize synergies from the Barcrest acquisition.”

Fourth Quarter 2011 Financial Results

Revenue was $239.1 million in the fourth quarter of 2011 compared to $212.1 million in the fourth quarter of 2010. This 13% increase in revenue reflects growth across all of the Company’s operating segments, led by Gaming.

Operating income was $19.2 million in the fourth quarter of 2011 compared to an operating loss of $11.0 million in the prior-year period. This increase primarily reflects higher revenue along with a decrease of $29.0 million in depreciation and amortization expense due to the absence of non-cash charges recorded in the fourth quarter of 2010 related to underperforming Lottery Systems contracts ($17.5 million), obsolete Lottery Systems and Global Draw equipment ($5.5 million) and accelerated depreciation associated with Global Draw's migration to a new technology platform ($8.3 million). Partially offsetting these results was a $9.4 million year-over-year increase in selling, general and administrative expense, of which $2.7 million related to fees in connection with M&A activities and financing-related expenses, an accrual of $2.3 million for the Asia-Pacific incentive compensation plan, $2.1 million related to investments in the Company’s growth initiatives, including increased headcount, $1.8 million for incremental overhead from the acquisition of Barcrest and $0.8 million related to stock-based compensation expense.

The Company’s share of EBITDA generated from equity investments was $19.5 million in the fourth quarter of 2011, compared with $19.3 million in the prior-year period. Attributable EBITDA was $80.3 million in the fourth quarter of 2011, compared to $77.7 million in the prior-year period.

Net loss in the fourth quarter of 2011 was $8.5 million, or $0.09 per share, compared to a net loss of $158.4 million, or $1.74 per share, in the prior-year period. In addition to the impact of the items mentioned above, the increase in net income was driven by a $1.9 million decrease in interest expense and a $123.8 million decrease in income tax expense due to the absence of a non-cash charge of $137.3 million that was recorded in the fourth quarter of 2010 to establish a valuation allowance against the Company’s U.S. deferred tax assets. This was partially offset by $4.7 million of lower earnings from equity investments and a $2.0 million increase in other expense primarily due to $1.1 million of foreign exchange transaction expense in the current-year period. The decline in earnings from equity investments was principally due to decreased earnings from Lotterie Nazionali S.r.l. (“LNS”), primarily related to increased advertising and other expenses, including certain one-time items, and reduced earnings from another equity investment due to an asset impairment.

Net loss for the fourth quarter of 2011 was also impacted by the following items (which are adjustments to “consolidated EBITDA” under the Company’s credit agreement and reflected on a pre-tax basis in attributable EBITDA), presented below on an after-tax basis:

▪	costs of $0.9 million expensed in connection with the bond consent solicitation for the Company’s 2016 notes,
▪	$2.4 million related to management transition expenses, transaction expenses and restructuring expenses,
▪	acquisition advisory fees of $0.6 million, primarily consisting of professional fees related to the acquisition of Barcrest,
▪	royalties and fees of $1.2 million related to Global Draw’s new technology platform,
▪	non-recurring write-offs under GAAP of $0.1 million, and
▪	stock-based compensation expense of $6.1 million.

By way of comparison, net loss in the fourth quarter of 2010 was impacted by the following items (which are adjustments to “consolidated EBITDA” under the Company’s credit agreement and reflected on a pre-tax basis in attributable EBITDA), presented below on an after-tax basis:

▪	write-off of deferred financing costs in connection with the Company's debt refinancing of $0.7 million,
▪	earn-out payment related to an acquisition completed in 2004 of $2.3 million,
▪	professional fees related to the Italian instant ticket tender process of $0.2 million,
▪	charges related to the sale of the Racing Business of $0.4 million,
▪	royalties and fees related to Global Draw’s new technology platform of $0.3 million,
▪	transaction fees of $0.2 million, and

▪	stock-based compensation expense of $5.3 million.

Printed Products

Printed Products revenue increased to $125.2 million in the fourth quarter of 2011 from $124.2 million in the prior-year period. The increase in instant ticket revenue resulted primarily from $3.8 million of higher sales to U.S. customers due in large part to increased instant ticket sales to the Illinois Lottery. These results were partially offset by a decrease of $3.6 million in sales to international customers, primarily due to a lower volume of instant tickets sold to Italy.

Operating income increased 16% to $32.2 million in the fourth quarter of 2011 from $27.8 million in the prior-year period. This improvement was driven by a higher and more profitable mix of revenue ($2.3 million) and a decrease of $1.9 million in selling, general and administrative expenses primarily due to the absence of a $2.3 million earn-out payment that occurred in the fourth quarter of 2010 related to an acquisition that was completed in 2004.

Lottery Systems

Lottery Systems revenue increased 10% to $69.5 million in the fourth quarter of 2011 from $63.2 million in the fourth quarter of 2010. The 8.5% increase in service revenue primarily reflected an increase of $3.1 million in U.S. revenue, primarily driven by increased instant ticket validation revenue and higher bloc lotto jackpots. The 17% year-over-year increase in sales revenue in the fourth quarter of 2011 resulted largely from $2.6 million of increased sales of software and hardware to international customers.

Operating income was $11.1 million in the fourth quarter of 2011 compared to an operating loss of $7.7 million in the fourth quarter of 2010. This increase was driven primarily by a $20.7 million reduction in depreciation and amortization expense, which resulted from the absence of non-cash impairment charges that occurred in the fourth quarter of 2010 related to underperforming Lottery Systems contracts ($17.5 million) and obsolete Lottery Systems equipment ($3.0 million). This improvement was partially offset by a less profitable revenue mix compared to the prior-year period as a result of higher cost of services of $1.3 million due in part to a customer hardware refurbishment program in the fourth quarter of 2011, along with a $2.1 million increase in selling, general and administrative expense primarily due to higher headcount and expenses to support the expansion of the Company’s business in China.

China Sports Lottery retail sales increased 15.7% in the fourth quarter of 2011 versus the prior-year period, primarily driven by continued expansion of the retailer and validation network, along with continued strong performance of the 30 RMB instant ticket.

Gaming

Gaming revenue was $44.4 million in the fourth quarter of 2011 compared to $24.7 million in the fourth quarter of 2010. This 80% increase in revenue was driven by the acquisition of Barcrest ($11.5 million), a 40% year-over-year increase in Global Draw’s and Games Media’s installed base of server-based gaming terminals and an 8.3% year-over-year increase in Global Draw’s gross win per machine per day.

Operating income was $2.8 million in the fourth quarter of 2011 compared to an operating loss of $10.6 million in the fourth quarter of 2010. This increase was primarily due to the impact of $19.7 million in higher revenue and an $8.3 million decline in depreciation and amortization expense. While operating income benefitted from higher revenue and a more profitable mix of service business, Gaming sales revenue partially offset this increase due to lower margin sales of Barcrest analog amusement with prizes (“AWP”) gaming terminals for the U.K. pub sector.

During the first quarter of 2012, the Company decided to discontinue Barcrest’s analog AWP operations in order to focus solely on its digital server-based supply model. The determination to exit from the analog AWP business was part of a comprehensive strategic review, which was designed to focus resources on those operations believed to have the greatest potential for both the Company and its customers.  The Company anticipates realizing additional cost savings as a result of this action during 2012. The decline in depreciation and amortization expense resulted from the absence of non-cash impairments relating to obsolete Global Draw equipment ($2.5 million) and accelerated depreciation associated with Global Draw's migration to a new technology platform ($8.3 million) that occurred in the fourth quarter of 2010. These benefits were partially offset by a $2.9 million increase in selling, general and administrative expenses that largely resulted from the addition of overhead expense for Barcrest and increased incentive compensation expense, and $1.0 million in employee termination and restructuring charges related to the integration of Barcrest.

Liquidity and Capital Resources

At December 31, 2011, the Company had cash and cash equivalents of $104.4 million and availability under its revolving credit facility of $191.7 million. The Company had total indebtedness of $1,390.7 million as of December 31, 2011, compared to $1,396.7 million as of December 31, 2010.

The Company continued to closely monitor working capital and capital expenditures, and focus on higher returns on invested capital while investing in growth initiatives. Free cash flow for the fourth quarter was $(5.1) million, compared to $(2.9) million in the prior-year quarter. For the year ended December 31, 2011, free cash flow was $79.2 million, compared to $61.9 million in fiscal year 2010, with total capital expenditures in fiscal 2011 of $91.9 million, compared to $108.7 million in fiscal 2010.

Conference Call Details

Scientific Games will host a conference call today at 5:00 pm Eastern Standard Time to review these results and discuss other topics. To access the call live via a listen-only webcast, please visit www.scientificgames.com and click on the webcast link under the Investor Information section. To access the call by telephone, please dial (866) 804-6924 (U.S. and Canada) or (857) 350-1670 (international) 15 minutes prior to the start of the call. The conference ID is 92521753.

A presentation summarizing the results will also be provided in the Investor Information section on the Company’s website prior to the conference call. A replay of the webcast and accompanying presentation will be archived in the Investor Information section on the Company’s website.

About Scientific Games

Scientific Games Corporation is a global leader in providing customized, end-to-end gaming solutions to lottery and gaming organizations worldwide. Scientific Games' integrated array of products and services includes instant lottery games, lottery gaming systems, terminals and services, and internet applications, as well as server-based interactive gaming machines and associated gaming control systems. For more information, please visit our website at www.scientificgames.com.

Company Contact:

Cindi Buckwalter, Investor Relations

(212) 754-2233

Forward-Looking Statements

In this press release the Company makes “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements describe future expectations, plans, results or strategies and can often be identified by the use of terminology such as “may,” “will,” “estimate,” “intend,” “continue,” “believe,” “expect,” “anticipate,” “could,” “potential,” “opportunity,” or similar terminology. These statements are based upon management’s current expectations, assumptions and estimates and are not guarantees of future results or performance. Actual results may differ materially from those contemplated in these statements due to a variety of risks and uncertainties and other factors, including, among other things: competition; material adverse changes in economic and industry conditions; technological change; retention and renewal of existing contracts and entry into new or revised contracts; availability and adequacy of cash flows to satisfy obligations and indebtedness or future needs; protection of intellectual property; security and integrity of software and systems; laws and government regulation, including those relating to gaming licenses, permits and operations; inability to identify, complete and integrate future acquisitions; inability to benefit from, and risks associated with, strategic equity investments and relationships; failure of Northstar to meet the net income targets or otherwise realize the anticipated benefits under its private management agreement with the Illinois Lottery; seasonality; inability to identify and capitalize on trends and changes in the lottery and gaming industries, including the potential expansion of regulated gaming via the internet; inability to enhance and develop successful gaming concepts; dependence on suppliers and manufacturers; liability for product defects; fluctuations in foreign currency exchange rates and other factors associated with international operations; influence of certain stockholders; dependence on key personnel; failure to perform on contracts; resolution of pending or future litigation; labor matters; and stock price volatility. Additional information regarding risks and uncertainties and other factors that could cause actual results to differ materially from those contemplated in forward-looking statements is included from time to time in the Company’s filings with the Securities and Exchange Commission, including under the heading “Risk Factors” in our periodic reports. Forward-looking statements speak only as of the date they are made and, except for the Company’s ongoing obligations under the U.S. federal securities laws, the Company undertakes no obligation to publicly update any forward-looking statements whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

Attributable EBITDA, as used herein, is based on the definition of "consolidated EBITDA" in our credit agreement (summarized below), except that attributable EBITDA as used herein includes our share of the EBITDA of all of our equity investments (whereas "consolidated EBITDA" for purposes of the credit agreement generally includes our share of the EBITDA of our Italian joint venture but only the income of our other equity investments to the extent it has been distributed to us). Attributable EBITDA is a non-GAAP financial measure that is presented herein as a supplemental disclosure and is reconciled to net income (loss) in a schedule below.

Attributable EBITDA includes adjustments only to the extent contemplated by the definition of “consolidated EBITDA” in our credit agreement (which adjustments are summarized in the paragraph below). Note that the adjustment referred to in clause (9) in the paragraph below was added to the definition of “consolidated EBITDA” as part of the March 11, 2011 amendment to our credit agreement and revised as part of the August 25, 2011 amendment to our credit agreement.

"Consolidated EBITDA" means, for any period, "consolidated net income" as defined in the credit agreement (i.e., generally our consolidated net income (or loss) excluding the income (or deficit) of our equity investments (other than our Italian joint venture) except to the extent that such income has been distributed to us) for such period plus, to the extent deducted in calculating such consolidated net income for such period, the sum of (1) income tax expense, (2) depreciation and amortization expense, (3) interest expense (other than any interest expense of our Italian joint venture in respect of debt for borrowed money of such joint venture if such debt exceeds $25,000,000 in the aggregate), (4) amortization or write-off of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with debt (see line item captioned “Debt-Related Fees and Charges” in the schedules below), (5) amortization of intangibles (including goodwill) and organization costs (see line item captioned “Amortization of Intangibles” in the schedules below), (6) earn-out payments with respect to certain acquisitions that we have made, such as our acquisition of Global Draw, or any other “permitted acquisitions” (generally, acquisitions of companies that are primarily engaged in the same or related line of business and that become subsidiaries of ours, or acquisitions of all or substantially all of the assets of another company or division or business unit of another company), including any loss or expense with respect to such earn-out payments (see line item captioned “Earn-Outs for Permitted Acquisitions” in the schedules below), (7) extraordinary charges or losses determined in accordance with GAAP, (8) non-cash stock-based compensation expenses, (9) any cash compensation expense incurred but not paid in such period so long as no cash payment in respect thereof is made or required to be made prior to the scheduled maturity of the borrowings under the credit agreement (provided that up to $993,000 of non-cash compensation expense accrued prior to August 25, 2011 may be added back notwithstanding that cash payments may be required to be made in respect thereof prior to the scheduled maturity of the borrowings) (see line item captioned “Deferred Contingent Compensation Expense” in the schedules below), (10) up to $3,000,000 of expenses, charges or losses resulting from certain Peru investments (see line item captioned “Peru Investment Expenses, Charges or Losses” in the schedules below), (11) the non-cash portion of any non-recurring write-offs or write-downs as required in accordance with GAAP (see line item captioned “Non-Recurring Write-Offs under GAAP” in the schedules below), (12) advisory fees and related expenses paid to advisory firms in connection with “permitted acquisitions” (see line item captioned “Acquisition Advisory Fees” in the schedules below), (13) certain specified "permitted add-backs" (i.e., (A) up to $15,000,000 (less the amount of certain permitted pro forma adjustments to “consolidated EBITDA” in connection with material acquisitions) of charges incurred during any 12-month period in connection with (i) reductions in workforce, (ii) contract losses, discontinued operations, shutdown expenses and cost reduction initiatives, (iii) transaction expenses incurred in connection with potential acquisitions and divestitures, whether or not consummated, and (iv) restructuring charges and transaction expenses incurred in connection with certain transactions with Playtech Limited or its affiliates, and (B) reasonable and customary costs incurred in connection with amendments to the credit agreement) (see line item captioned “Specified Permitted Add-Backs” in the schedules below) (provided that the foregoing items (1) through (13) do not include write-offs or write-downs of accounts receivable or inventory and, except with respect to “permitted add-backs”, any write-off or write-down to the extent it is in respect of cash payments to be made in a future period), (14) to the extent treated as an expense in the period paid or incurred, certain payments, costs and obligations made or incurred by us in connection with any award of a concession to operate the instant ticket lottery in Italy, including any up-front fee required under the applicable tender process (see line item captioned “Italian Concession Obligations” in the schedules below), (15) restructuring charges, transaction expenses and shutdown expenses incurred in connection with the disposition of all or part of our racing and venue management businesses, together with any charges incurred in connection with discontinued operations and cost-reduction initiatives associated with such disposition, in an aggregate amount (for all periods combined) not to exceed $7,325,000 (see line item captioned “Racing Disposition Charges and Expenses” in the schedules below) and (16) up to 5,250,000 pounds Sterling during any four-quarter period of expenses or charges incurred in connection with the payment of license royalties or other fees to Playtech Limited or its affiliates and for software services provided to Global Draw or Games Media by Playtech Limited or its affiliates (see line item captioned “Playtech Royalties and Fees” in the schedules below), minus, to the extent included in the statement of such consolidated net income for such period, the sum of (1) interest income, (2) extraordinary income or gains determined in accordance with GAAP and (3) income or gains with respect to earn-out payments with respect to acquisitions referred to above (see line item captioned “Income on Earn-Outs for Permitted Acquisitions” in the schedules below), provided that the aggregate amount of “consolidated EBITDA” that is attributable to the Company’s interest in its Italian joint venture that would not have otherwise been permitted to be included in “consolidated EBITDA” prior to giving effect to the March 11, 2011 amendment to the credit agreement will be capped at $25,000,000 in any period of four consecutive fiscal quarters (or $30,000,000 in the case of any such period ending on or prior to June 30, 2012). “Consolidated EBITDA” is also subject to certain adjustments in connection with material acquisitions and dispositions as provided in the credit agreement. The foregoing definitions of “consolidated net income” and “consolidated EBITDA” are qualified in their entirety by the full text of such definitions in our credit agreement which was amended and restated on August 25, 2011, a copy of which is attached as Exhibit 10.1 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on August 31, 2011.

Free cash flow, as included herein, represents net cash provided by operating activities less total capital expenditures (which includes lottery and gaming systems expenditures and other intangible assets and software expenditures). Free cash flow is a non-GAAP financial measure that is presented herein as a supplemental disclosure and is reconciled to net cash provided by operating activities in a schedule below.

EBITDA from equity investments, as included herein, represents our share of EBITDA from equity investments, which is defined as equity in earnings from our equity investments (whether or not any such earnings have been distributed to us) plus income tax expense, depreciation and amortization expense and interest (income) expense, net of other. EBITDA from equity investments is a non-GAAP financial measure that is presented herein as a supplemental disclosure and is reconciled to earnings from equity investments in a schedule below.

Revenue excluding the Racing Business refers to our consolidated or segment (as the case may be) revenue excluding the revenue of the Racing Business, which was sold on October 5, 2010. Operating income excluding the Racing Business refers to our consolidated or segment (as the case may be) operating income excluding the operating income (or loss) of the Racing Business. These measures are non-GAAP measures that are presented herein as supplemental disclosures and are reconciled to revenue or operating income (as the case may be) including the results from the Racing Business in a schedule below.

The Company’s management uses the foregoing non-GAAP financial measures in conjunction with GAAP financial measures to: monitor and evaluate the performance of the Company’s business operations, as well as the performance of its equity investments, which have become a more significant part of the Company’s business; facilitate management’s internal comparisons of the Company’s historical operating performance of its business operations; facilitate management’s external comparisons of the results of its overall business to the historical operating performance of other companies that may have different capital structures and debt levels; review and assess the operating performance of the Company’s management team; analyze and evaluate financial and strategic planning decisions regarding future operating investments; and plan for and prepare future annual operating budgets and determine appropriate levels of operating investments. Accordingly, the Company’s management believes that these non-GAAP financial measures are useful to investors to provide them with disclosures of the Company’s operating results on the same basis as that used by the Company’s management.

In addition, the Company’s management believes that attributable EBITDA is helpful in assessing the overall operating performance of the Company and its equity investments and highlighting trends in the Company’s and its equity investments’ core businesses that may not otherwise be apparent when relying solely on GAAP financial measures, because this non-GAAP financial measure eliminates from the Company’s and its equity investments’ earnings financial items that management believes have less bearing on the Company’s and its equity investments’ performance, such as income tax expense, depreciation and amortization expense and interest (income) expense.  Moreover, management believes attributable EBITDA is useful to investors because a significant and increasing amount of the Company’s business is from its equity investments. Management further believes that attributable EBITDA and free cash flow provide useful information regarding the Company’s liquidity and its ability to service debt and fund investments.  Management believes that EBITDA from equity investments is helpful in monitoring the financial performance of the Company’s equity investments and eliminates from the equity investments’ earnings financial items that management believes have less bearing on the equity investments’ performance. Management believes that providing operating results for prior periods that exclude the operating results of the Racing Business, which was sold on October 5, 2010, facilitates a more complete understanding of factors affecting the Company’s operating results and greater comparability of these results across periods.

The Company’s management also believes attributable EBITDA is useful to investors because the definition is derived from the definition of “consolidated EBITDA” in our credit agreement, which is used to calculate the Company’s compliance with the financial covenants contained in the credit agreement. Moreover, attributable EBITDA and free cash flow (calculated by subtracting total capital expenditures (which includes lottery and gaming systems expenditures and other intangible assets and software expenditures) from attributable EBITDA) are metrics used in determining performance-based bonuses for 2011 (subject to certain additional adjustments in the discretion of the Compensation Committee (e.g., to take into account acquisitions, divestitures, sign-on or guaranteed bonuses approved by the Compensation Committee and accounting changes during the year)).

Accordingly, the Company’s management believes that the presentation of the non-GAAP financial measures, when used in conjunction with GAAP financial measures, provides both management and investors with financial information that can be useful in assessing the Company’s financial condition and operating performance.

The non-GAAP financial measures used herein should not be considered in isolation of, as a substitute for, or superior to, the financial information prepared in accordance with GAAP. The non-GAAP financial measures as defined in this press release may differ from similarly titled measures presented by other companies. The non-GAAP financial measures, as well as other information in this press release, should be read in conjunction with the Company’s financial statements filed with the Securities and Exchange Commission.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010
Revenue:
Instant tickets	$122,303	$121,584	$493,275	$465,090
Services	94,429	75,611	331,701	363,138
Sales	22,347	14,871	53,746	54,271
Total revenue	239,079	212,066	878,722	882,499

Operating expenses:
Cost of instant tickets (1)	70,414	71,505	281,565	270,787
Cost of services (1)	48,430	38,698	171,374	206,034
Cost of sales (1)	16,957	10,202	38,340	38,045
Selling, general and administrative expenses	52,382	42,957	183,022	158,500
Write-down of assets held for sale	-	-	-	8,029
Employee termination and restructuring costs	967	-	1,997	602
Depreciation and amortization	30,701	59,749	118,603	141,766
Operating income (loss)	19,228	(11,045)	83,821	58,736
Other (income) expense:
Interest expense	25,542	27,437	104,703	101,613
Earnings from equity investments	(1,922)	(6,616)	(29,391)	(49,090)
Early extinguishment of debt	-	696	4,185	2,932
Other	1,070	(961)	911	8,594
	24,690	20,556	80,408	64,049
Income (loss) before income tax expense	(5,462)	(31,601)	3,413	(5,313)
Income tax expense	3,071	126,848	15,983	143,888
Net loss	$(8,533)	$(158,449)	$(12,570)	$(149,201)

Net income (loss) per share:
Basic net income (loss)	$(0.09)	$(1.74)	$(0.14)	$(1.61)
Diluted net income (loss)	$(0.09)	$(1.74)	$(0.14)	$(1.61)
Weighted average number of shares:
Basic shares	92,187	91,277	92,068	92,666
Diluted shares	92,187	91,277	92,068	92,666

(1) Exclusive of depreciation and amortization

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES

SELECTED CONSOLIDATED BALANCE SHEET DATA

December 31, 2011 and December 31, 2010

(Unaudited, in thousands)

	December 31,	December 31,
	2011	2010
Assets:
Cash and cash equivalents	$104,402	$124,281
Other current assets	304,680	289,384
Property and equipment, net	426,488	450,581
Equity investments	340,494	321,180
Other long-term assets	985,837	966,112
Total assets	$2,161,901	$2,151,538

Liabilities and Stockholders' Equity:
Current portion of long-term debt	$26,191	$8,431
Other current liabilities	210,892	187,567
Long-term debt, excluding current portion	1,364,476	1,388,259
Other long-term liabilities	116,628	114,623
Stockholders' equity	443,714	452,658
Total liabilities and stockholders' equity	$2,161,901	$2,151,538

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES

CONSOLIDATED SEGMENT OPERATING DATA

Three Months Ended December 31, 2011 and 2010

(Unaudited, in thousands)

	Three Months Ended December 31, 2011
				Unallocated
	Printed	Lottery		Corporate
	Products	Systems	Gaming	Expense	Totals

Instant tickets	$122,303	$-	$-	$-	$122,303
Service revenue	-	55,445	38,984	-	94,429
Sales revenue	2,854	14,081	5,412	-	22,347
Total revenue	125,157	69,526	44,396	-	239,079
Cost of instant tickets (1)	70,414	-	-	-	70,414
Cost of services (1)	-	29,929	18,501	-	48,430
Cost of sales (1)	1,778	9,549	5,630	-	16,957
Selling, general and administrative expenses	11,880	6,689	5,349	22,219	46,137
Stock-based compensation	868	602	259	4,516	6,245
Employee termination and restructuring costs	-	-	967	-	967
Depreciation and amortization	8,001	11,706	10,854	140	30,701
Operating income (loss)	$32,216	$11,051	$2,836	$(26,875)	$19,228

	Three Months Ended December 31, 2010
	Printed Products	Lottery Systems	Gaming	Unallocated Corporate Expense	Totals

Instant tickets	$121,584	$-	$-	$-	$121,584
Service revenue	-	51,105	24,506	-	75,611
Sales revenue	2,597	12,079	195	-	14,871
Total revenue	124,181	63,184	24,701	-	212,066
Cost of instant tickets (1)	71,505	-	-	-	71,505
Cost of services (1)	-	25,514	13,184	-	38,698
Cost of sales (1)	2,050	8,008	144	-	10,202
Selling, general and administrative expenses (2)	13,746	4,572	2,422	16,793	37,533
Stock-based compensation (2)	909	391	425	3,699	5,424
Write-down of assets held for sale	-	-	-	-	-
Employee termination and restructuring costs	-	-	-	-	-
Depreciation and amortization	8,153	32,357	19,111	128	59,749
Operating income (loss) (2)	$27,818	$(7,658)	$(10,585)	$(20,620)	$(11,045)

(1)	Exclusive of depreciation and amortization.
(2)	In connection with the realignment of its management structure in January 2011, the Company determined to no longer allocate certain overhead expenses to its reportable segments, effective as of January 1, 2011. The segment information for the three months ended December 31, 2010 has been adjusted to reflect this change in segment reporting.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES

CONSOLIDATED SEGMENT OPERATING DATA

Twelve Months Ended December 31, 2011 and 2010

(Unaudited, in thousands)

	Twelve Months Ended December 31, 2011
	Printed Products	Lottery Systems	Gaming	Unallocated Corporate Expense	Totals

Instant tickets	$493,275	$-	$-	$-	$493,275
Service revenue	-	205,801	125,900	-	331,701
Sales revenue	9,664	36,528	7,554	-	53,746
Total revenue	502,939	242,329	133,454	-	878,722
Cost of instant tickets (1)	281,565	-	-	-	281,565
Cost of services (1)	-	109,016	62,358	-	171,374
Cost of sales (1)	5,928	25,134	7,278	-	38,340
Selling, general and administrative expenses	45,830	21,736	14,969	78,949	161,484
Stock-based compensation	3,439	1,977	1,439	14,683	21,538
Employee termination and restructuring costs	-	-	1,997	-	1,997
Depreciation and amortization	32,746	46,891	38,435	531	118,603
Operating income (loss)	$133,431	$37,575	$6,978	$(94,163)	$83,821

	Twelve Months Ended December 31, 2010
	Printed Products	Lottery Systems	Gaming	Unallocated Corporate Expense	Totals

Instant tickets	$465,090	$-	$-	$-	$465,090
Service revenue	-	199,439	163,699	-	363,138
Sales revenue	9,222	36,597	8,452	-	54,271
Total revenue	474,312	236,036	172,151	-	882,499
Cost of instant tickets (1)	270,787	-	-	-	270,787
Cost of services (1)	-	104,274	101,760	-	206,034
Cost of sales (1)	6,981	25,716	5,348	-	38,045
Selling, general and administrative expenses	43,636	21,544	18,406	52,107	135,693
Stock-based compensation	3,258	1,429	2,112	16,008	22,807
Write-down of assets held for sale	-	-	8,029	-	8,029
Employee termination and restructuring costs	-	-	602	-	602
Depreciation and amortization	33,303	64,979	42,983	501	141,766
Operating income (loss) (2)	$116,347	$18,094	$(7,089)	$(68,616)	$58,736

(1)	Exclusive of depreciation and amortization.
(2)	In connection with the realignment of its management structure in January 2011, the Company determined to no longer allocate certain overhead expenses to its reportable segments, effective as of January 1, 2011. The segment information for the twelve months ended December 31, 2010 has been adjusted to reflect this change in segment reporting.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES

RECONCILIATION OF NET INCOME TO ATTRIBUTABLE EBITDA

RECONCILIATION OF EARNINGS FROM EQUITY INVESTMENTS TO EBITDA FROM EQUITY INVESTMENTS

(Unaudited, in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010

Net income (loss)	$(8,533)	$(158,449)	$(12,570)	$(149,201)
Add: Income tax expense	3,071	126,848	15,983	143,888
Add: Depreciation and amortization expense	30,701	59,749	118,603	141,766
Add: Interest expense	25,542	27,437	104,703	101,613
Add: Early extinguishment of debt	-	696	4,185	2,932
Add: Other expense (income), net	1,070	(961)	911	8,594
EBITDA	$51,851	$55,320	$231,815	$249,592

Credit Agreement adjustments:
Add: Debt-Related Fees and Charges (1)	$851	$696	$5,157	$2,932
Add: Amortization of Intangibles	-	-	-	-
Add: Earn-outs for Permitted Acquisitions	-	2,331	105	2,331
Add: Extraordinary Charges or Losses under GAAP	-	-	-	-
Add: Non-Cash Stock-Based Compensation Expenses	6,245	5,424	21,538	22,807
Add: Deferred Contingent Compensation Expense	-	-	993	-
Add: Non-Recurring Write-Offs under GAAP	66	-	390	5,165
Add: Acquisition Advisory Fees	606	-	2,193	234
Add: Specified Permitted Add-Backs (2)	2,685	167	8,782	769
Add: Italian Concession Obligations	-	202	-	17,806
Add: Racing Disposition Charges and Expenses	-	361	96	3,225
Add: Playtech Royalties and Fees	1,597	300	3,250	300
Less: Interest Income	(74)	(88)	(348)	(509)
Less: Extraordinary Income or Gains under GAAP	-	-	-	-
Less: Income on Earn-Outs for Permitted Acquisitions	-	-	-	-

Adjustments to conform to Credit Agreement definition:
Add/Less: Other expense (income), net (3)	(1,070)	961	(911)	(8,594)
Add/Less: Early extinguishment of debt	-	(696)	(4,185)	(2,932)
Less: Earnings from equity investments	(1,922)	(6,616)	(29,391)	(49,090)
Add: EBITDA from equity investments	19,481	19,342	88,006	70,905
Attributable EBITDA	$80,316	$77,704	$327,490	$314,941

EBITDA from equity investments (4):
Earnings from equity investments	$1,922	$6,616	$29,391	$49,090
Add: Income tax expense	2,167	2,548	12,079	4,147
Add: Depreciation and amortization expense	11,893	8,747	39,387	13,799
Add: Interest expense, net of other	3,499	1,431	7,149	3,869
EBITDA from equity investments	$19,481	$19,342	$88,006	$70,905

(1)	Amount reflects write-off of unamortized deferred financing costs in connection with early extinguishment of debt.
(2)	Amount includes management transition expenses, transaction expenses and restructuring expenses.
(3)	Amounts include foreign exchange transactions, interest income, minority interest and other items.
(4)	EBITDA from equity investments includes results from the Company's participation in Consorzio Lotterie Nazionali (through September 30, 2010), Lotterie Nazionali S.r.l. (beginning October 1, 2010), Roberts Communications Network, LLC, CSG Lottery Technology (Beijing) Co. Ltd., Shandong Inspur Scientific Games Technology, Ltd. (through December 31, 2010), Sportech Plc (beginning October 5, 2010), Sciplay (beginning January 21, 2010), Guard Libang and Northstar Lottery Group, LLC (beginning March 1, 2011).

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES

CALCULATION OF FREE CASH FLOW

(Unaudited, in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010

Net cash provided by operating activities	$18,451	$27,331	$171,078	$170,573

Less: Capital expenditures	(2,714)	(2,479)	(8,577)	(9,352)
Less: Lottery and gaming systems expenditures	(9,487)	(17,669)	(43,459)	(62,926)
Less: Other intangible assets and software expenditures	(11,312)	(10,037)	(39,848)	(36,372)
Total Capital Expenditures	$(23,513)	$(30,185)	$(91,884)	$(108,650)

Free cash flow	$(5,062)	$(2,854)	$79,194	$61,923

For the fourth quarter and year ended December 31, 2011, the Company received return of capital payments from its equity investment in LNS of $11.2 million and $17.8 million, respectively.

During the year ended December 31, 2011, the Company invested $31.2 million in its joint venture which funds the acquisition of gaming terminals.

In both of these cases, these items were not included in the Company's Free Cash Flow metric.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES

KEY PERFORMANCE INDICATORS

(Unaudited, in millions, except terminals and ASP)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010

Italy - Gratta e Vinci (1):
Retail Sales (Euros) (1)	2,400.0	2,400.0	10,200.0	9,400.0

China - China Sports Lottery (1):
Retail Sales (RMB)	5,300.0	4,500.0	20,000.0	16,400.0
Tickets Sold	684.0	699.9	2,781.0	2,359.2
ASP (RMB)	7.69	6.49	7.18	6.97

	As of December 31,
Terminal installed base at end of period:	2011	2010
Global Draw	27,138	18,718
Games Media	3,634	3,298
Barcrest	4,936	N/A

(1) Information provided by third-party lottery operators.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES ("SGC")

RECONCILIATION OF COMPANY OPERATING RESULTS TO

RESULTS EXCLUDING THE RACING BUSINESS

(Unaudited, in thousands)

	Three Months Ended December 31, 2010
	SGC Total	Less: Racing Business	SGC Excluding Racing

Instant tickets	$121,584	$-	$121,584
Service revenue	75,611	1,075	74,536
Sales revenue	14,871	92	14,779
Total revenue	212,066	1,167	210,899
Cost of instant tickets (1)	71,505	-	71,505
Cost of services (1)	38,698	917	37,781
Cost of sales (1)	10,202	98	10,104
Selling, general and administrative expenses	37,533	357	37,176
Stock-based compensation	5,424	13	5,411
Write-down of assets held for sale	-	-	-
Employee terminations costs	-	-	-
Depreciation and amortization	59,749	11	59,738
Operating income (loss)	$(11,045)	$(229)	$(10,816)

	Twelve Months Ended December 31, 2010
	SGC Total	Less: Racing Business	SGC Excluding Racing

Instant tickets	$465,090	$-	$465,090
Service revenue	363,138	76,032	287,106
Sales revenue	54,271	7,811	46,460
Total revenue	882,499	83,843	798,656
Cost of instant tickets (1)	270,787	-	270,787
Cost of services (1)	206,034	58,091	147,943
Cost of sales (1)	38,045	4,833	33,212
Selling, general and administrative expenses	135,693	9,270	126,423
Stock-based compensation	22,807	623	22,184
Write-down of assets held for sale	8,029	8,029	-
Employee terminations costs	602	-	602
Depreciation and amortization	141,766	52	141,714
Operating income	$58,736	$2,945	$55,791

(1) Exclusive of depreciation and amortization.

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES

RECONCILIATION OF GAMING SEGMENT OPERATING

RESULTS TO RESULTS EXCLUDING THE RACING BUSINESS

(Unaudited, in thousands)

	Three Months Ended December 31, 2010
	Gaming	Less: Racing Business	Gaming Excluding Racing

Instant tickets	$-	$-	$-
Service revenue	24,506	1,075	23,431
Sales revenue	195	92	103
Total revenue	24,701	1,167	23,534
Cost of instant tickets (1)	-	-	-
Cost of services (1)	13,184	917	12,267
Cost of sales (1)	144	98	46
Selling, general and administrative expenses	2,422	357	2,065
Stock-based compensation	425	13	412
Write-down of assets held for sale	-	-	-
Employee termination and restructuring costs	-	-	-
Depreciation and amortization	19,111	11	19,100
Operating income (loss)	$(10,585)	$(229)	$(10,356)

	Twelve Months Ended December 31, 2010
	Gaming	Less: Racing Business	Gaming Excluding Racing

Instant tickets	$-	$-	$-
Service revenue	163,699	76,032	87,667
Sales revenue	8,452	7,811	641
Total revenue	172,151	83,843	88,308
Cost of instant tickets (1)	-	-	-
Cost of services (1)	101,760	58,091	43,669
Cost of sales (1)	5,348	4,833	515
Selling, general and administrative expenses	18,406	9,270	9,136
Stock-based compensation	2,112	623	1,489
Write-down of assets held for sale	8,029	8,029	-
Employee termination and restructuring costs	602	-	602
Depreciation and amortization	42,983	52	42,931
Operating income (loss)	$(7,089)	$2,945	$(10,034)